Exhibit 5.1
Baker & Hostetler LLP
200 Civic Center Drive, Suite 200
Columbus, Ohio 43065
T 614.462.4712
F 614.462.2622
www.bakerlaw.com

May 21, 2026
Commercial Vehicle Group, Inc.
7800 Walton Parkway
New Albany, Ohio 43054

Ladies and Gentlemen:
We have acted as counsel to Commercial Vehicle Group, Inc., a Delaware corporation (the “Company”), with respect to the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed May 21, 2026, in connection with the registration under the Securities Act of 1933, as amended (the “Act”), by the Company of 2,650,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company to be offered and sold pursuant to the Company’s Second Amended and Restated 2020 Equity Incentive Plan (the “Plan”).
We have examined such documents and such matters of fact and law as we deem necessary to render the opinions contained herein. In our examination, we have assumed, but have not independently verified, the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified, facsimile or other copies, and the authenticity of all such documents. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.
Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Common Stock to be issued by the Company under the Plan, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.
The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,

/s/ Baker & Hostetler, LLP